NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES SECOND QUARTER 2021 RESULTS
Strategically positioned to capture sustainable value from increasing scale and responsible development

SPRING, Texas – July 29, 2021...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the second quarter ended June 30, 2021.

•Integration planning for scale-enhancing acquisition and Haynesville entry ahead of schedule; shareholder vote set for August 27th;
•Implemented basin-wide project to certify and continuously monitor potential emissions from all Appalachia unconventional wells;
•Further reduced leverage ratio by 0.4x to 2.6x; sustainable 2x leverage expected in late 2021;
•Generated $270 million net cash provided by operating activities; invested $259 million consistent with our maintenance capital plan; expect free cash flow to ramp in second half 2021;
•Captured promised $100 per foot well costs savings on first three Ohio Utica wells;
•Reported total production of 276 Bcfe, or 3.0 Bcfe per day, including 2.4 Bcf per day of gas and 104 MBbls per day of liquids;
•Received weighted average realized price (excluding impact of transportation and hedges) of $2.92 per Mcfe; and
•Approximately 90% of remaining 2021 Appalachia natural gas basis protected; annual differential guidance range remains unchanged.

“Southwestern Energy meaningfully advanced its strategic value-creation objectives during the quarter. The Company announced a significant acquisition that we believe is highly accretive across both equity and credit metrics. The addition of Indigo further positions SWN as a leading natural gas company; it expands our investment opportunities across the nation’s top two natural gas basins and enhances our margins while reducing basis volatility. Additionally, in alignment with our ESG strategy, we initiated the certification and continuous monitoring of all Appalachia unconventional wells. These two strategic actions enhance sustainable and responsible value creation for all stakeholders,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

Financial Results

	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions)	2021	2020	2021	2020
Net income (loss)	$(609)	$(880)	$(529)	$(2,427)
Adjusted net income (loss) (non-GAAP)	$129	$(1)	$325	$55
Diluted earnings (loss) per share	$(0.90)	$(1.63)	$(0.78)	$(4.49)
Adjusted diluted earnings (loss) per share (non-GAAP)	$0.19	$(0.00)	$0.48	$0.10
Adjusted EBITDA (non-GAAP)	$300	$106	$682	$312
Net cash provided by operating activities	$270	$94	$617	$254
Net cash flow (non-GAAP)	$272	$87	$626	$278
Total capital investments (1)	$259	$245	$525	$482
(1)Capital investments include a decrease of $9 million for the three months ended June 30, 2021 and increases of $29 million and $8 million for the six months ended June 30, 2021 and 2020, respectively, relating to the change in accrued expenditures between periods. There was no change in the capital accrual for the three months ended June 30, 2020.

For the quarter ended June 30, 2021, Southwestern Energy recorded net loss of $609 million, or ($0.90) per diluted share, compared to a net loss in 2020 of $880 million, or ($1.63) per diluted share. The quarter ended June 30, 2021 included a $772 million loss on unsettled derivatives and the same period for 2020 included a $655 million non-cash impairment and a $229 million loss on unsettled derivatives.

Adjusted net income was $129 million, or $0.19 per diluted share, in the second quarter of 2021, compared to a loss of $1 million, or ($0.00) per diluted share, for the prior year period. The increase was primarily related to a 33% increase in the weighted average realized price including derivatives and a 37% increase in production volumes, largely due to the Montage acquisition. Adjusted EBITDA (non-GAAP) was $300 million, net cash provided by operating activities was $270 million and net cash flow (non-GAAP) was $272 million.

As indicated in the table below, second quarter 2021 weighted average realized price, including $0.37 per Mcfe of transportation expenses, was $2.55 per Mcfe excluding the impact of derivatives. Including derivatives, weighted average realized price (including transportation) for the quarter was up 33% from $1.65 per Mcfe in 2020 to $2.20 per Mcfe in 2021 primarily due to higher commodity prices including a 65% increase in NYMEX Henry Hub and a 137% increase in WTI. Second quarter 2021 weighted average realized price before transportation expense and excluding the impact of derivatives was $2.92 per Mcfe.

At quarter end, the Company had hedges in place for 88% of its remaining 2021 expected natural gas production, 71% of its 2021 expected natural gas liquids (NGLs) production and 89% of its 2021 expected oil production. The Company also has approximately 90% of its remaining 2021 expected natural gas production protected from the impact of widening basis differentials through transportation capacity and basis hedges.

As of June 30, 2021, Southwestern Energy had total debt of $3.0 billion and a leverage ratio of 2.6x, an improvement of 0.4x compared to last quarter. At quarter end, the

Company had $568 million of borrowings under its revolving credit facility with $233 million in letters of credit and ample liquidity of $1.2 billion.

Realized Prices	For the three months ended		For the six months ended
(includes transportation costs)	June 30,		June 30,
	2021	2020	2021	2020
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$2.83	$1.72	$2.76	$1.83
Discount to NYMEX (2)	(0.91)	(0.74)	(0.74)	(0.57)
Realized gas price per Mcf, excluding derivatives	$1.92	$0.98	$2.02	$1.26
Gain (loss) on settled financial basis derivatives ($/Mcf)	0.03	(0.05)	0.11	0.03
Gain (loss) on settled commodity derivatives ($/Mcf)	(0.06)	0.57	(0.02)	0.43
Realized gas price, including derivatives ($/Mcf)	$1.89	$1.50	$2.11	$1.72
Oil Price:
WTI oil price ($/Bbl) (3)	$66.07	$27.85	$61.96	$37.01
Discount to WTI	(8.57)	(12.16)	(8.92)	(9.46)
Realized oil price, excluding derivatives ($/Bbl)	$57.50	$15.69	$53.04	$27.55
Realized oil price, including derivatives ($/Bbl)	$38.37	$41.64	$37.70	$44.08
NGL Price:
Realized NGL price, excluding derivatives ($/Bbl)	$23.24	$6.43	$23.05	$7.29
Realized NGL price, including derivatives ($/Bbl)	$15.87	$8.22	$15.99	$9.50
Percentage of WTI, excluding derivatives	35%	23%	37%	20%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$2.55	$1.05	$2.58	$1.37
Including derivatives ($/Mcfe)	$2.20	$1.65	$2.36	$1.90
(1)Based on last day monthly futures settlement prices.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.
(3)Based on the average daily settlement price of the nearby month futures contract over the period.

Operational Results
Total production for the quarter ended June 30, 2021 was 276 Bcfe, of which 79% was natural gas, 17% NGLs and 4% oil. Capital investments totaled $259 million for the second quarter, with 23 wells drilled, 19 wells completed and 31 wells placed to sales.

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Production
Gas production (Bcf)	219	158	433	314
Oil production (MBbls)	1,831	1,083	3,493	2,482
NGL production (MBbls)	7,666	6,111	15,244	12,239
Total production (Bcfe)	276	201	545	402
Total production (Bcfe/day)	3.0	2.2	3.0	2.2

Average unit costs per Mcfe
Lease operating expenses (1)	$0.94	$0.91	$0.94	$0.94
General & administrative expenses (2,3)	$0.11	$0.14	$0.12	$0.13
Taxes, other than income taxes	$0.10	$0.05	$0.09	$0.06
Full cost pool amortization	$0.34	$0.38	$0.34	$0.46
(1)Includes post-production costs such as gathering, processing, fractionation and compression.
(2)Excludes $3 million and $4 million in merger-related expenses for the three and six months ended June 30, 2021, respectively, and $1 million and $7 million in restructuring charges for the three and six months ended June 30, 2021, respectively.
(3)Excludes $2 million and $12 million in restructuring charges for the three and six months ended June 30, 2020, respectively.

Southwest Appalachia – In the second quarter, total production was 153 Bcfe, with NGL production of 84 MBbls per day and oil production of 20 MBbls per day. The Company drilled 15 wells, completed 12 wells and placed 20 wells to sales with an average lateral length of 15,067 feet.

Nine of the wells to sales were located in the rich acreage with an average 30-day rate of 19 MMcfe per day, including 44% liquids, and eight of the wells to sales were located in the super rich acreage with an average 30-day rate of 13 MMcfe per day, including 67% liquids. The remaining three wells placed to sales this quarter were the Company’s first dry gas Ohio Utica wells. These wells had an average lateral length of 13,781 feet and each had an average 30-day rate of 25 MMcf per day.

Northeast Appalachia – Second quarter 2021 production was 123 Bcf. The Company drilled eight wells, completed seven wells and placed 11 wells to sales with an average lateral length of 11,568 feet and an average 30-day rate of 14 MMcf per day.

E&P Division Results	For the three months ended June 30, 2021		For the six months ended June 30, 2021
	Northeast	Southwest	Northeast	Southwest
Gas production (Bcf)	123	96	241	192
Liquids production
Oil (MBbls)	—	1,826	—	3,484
NGL (MBbls)	—	7,665	—	15,242
Production (Bcfe)	123	153	241	304

Gross operated production June 2021 (MMcfe/d)	1,645	2,486
Net operated production June 2021 (MMcfe/d)	1,346	1,691

Capital investments ($ in millions)
Drilling and completions, including workovers	$75	$127	$146	$269
Land acquisition and other	3	11	7	20
Capitalized interest and expense	7	31	12	63
Total capital investments	$85	$169	$165	$352

Gross operated well activity summary
Drilled	8	15	19	27
Completed	7	12	19	29
Wells to sales	11	20	19	29

Average well cost on wells to sales (millions)	$6.1	$10.0	$7.2	$9.4
Average lateral length (ft)	11,568	15,067	12,369	14,311

Total weighted average realized price per Mcfe, excluding derivatives	$1.87	$3.10	$2.05	$3.01
Third Quarter 2021 Price Guidance
Based on current market conditions, Southwestern expects third quarter price differentials to be within the following ranges before the impact of the Indigo acquisition. The Company maintains its full year 2021 price differential guidance before the impact of the Indigo acquisition.

Natural gas discount to NYMEX including transportation (1)	$0.90 – $1.00 per Mcf
Natural gas liquids realization as a % of WTI including transportation	38% – 44%
(1)Includes the impact of basis hedges.
Conference Call
Southwestern Energy will host a conference call on Friday, July 30, 2021 at 9:30 a.m. Central to discuss second quarter 2021 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 3889842. A live webcast will be available at ir.swn.com.

About Southwestern Energy
Southwestern Energy Company (NYSE: SWN) is a leading U.S. producer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. For additional information, please visit www.swn.com and www.swn.com/responsibility.

Investor Contact
Brittany Raiford
Director, Investor Relations
(832) 796-7906
brittany_raiford@swn.com

Bernadette Butler
Investor Relations Advisor
(832) 796-6079
bernadette_butler@swn.com

Forward Looking Statement
Certain statements and information in this news release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The words “believe,” “expect,” “anticipate,” “plan,” "predict," “intend,” "seek," “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Examples of forward-looking statements include, but are not limited to, statements regarding the proposed acquisition of Indigo Natural Resources LLC (the “Proposed Transaction”), expected synergies and other benefits from and costs in connection with the Proposed Transaction, estimated financial metrics giving effect to the Proposed Transaction, our financial position, business strategy, production, reserve growth and other plans and objectives for our future operations, and generation of free cash flow. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained in this document are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to COVID-19 or other public health crises and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to realize the expected benefits from recent acquisitions or the Proposed Transaction; costs in connection with the Proposed Transaction; the consummation of or failure to consummate the Proposed Transaction and the timing thereof; costs in connection with the Proposed Transaction; integration of operations and results subsequent to the Proposed Transaction; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the SEC that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.
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SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions, except share/per share amounts)	2021	2020	2021	2020
Operating Revenues:
Gas sales	$433	$164	$897	$412
Oil sales	106	19	187	71
NGL sales	179	40	352	90
Marketing	332	187	684	426
Other	—	—	2	3
	1,050	410	2,122	1,002
Operating Costs and Expenses:
Marketing purchases	333	201	689	449
Operating expenses	259	182	509	375
General and administrative expenses	34	32	72	58
Merger-related expenses	3	—	4	—
Restructuring charges	1	2	7	12
Depreciation, depletion and amortization	100	84	196	197
Impairments	—	655	—	2,134
Taxes, other than income taxes	27	10	51	23
	757	1,166	1,528	3,248
Operating Income (Loss)	293	(756)	594	(2,246)
Interest Expense:
Interest on debt	48	40	98	80
Other interest charges	3	3	6	5
Interest capitalized	(21)	(21)	(43)	(44)
	30	22	61	41

Gain (Loss) on Derivatives	(871)	(109)	(1,062)	230
Gain on Early Extinguishment of Debt	—	7	—	35
Other Income (Loss), Net	(1)	—	—	1

Income (Loss) Before Income Taxes	(609)	(880)	(529)	(2,021)
Provision (Benefit) for Income Taxes:
Current	—	—	—	(2)
Deferred	—	—	—	408
	—	—	—	406
Net Income (Loss)	$(609)	$(880)	$(529)	$(2,427)

Earnings (Loss) Per Common Share
Basic	$(0.90)	$(1.63)	$(0.78)	$(4.49)
Diluted	$(0.90)	$(1.63)	$(0.78)	$(4.49)

Weighted Average Common Shares Outstanding:
Basic	676,722,999	541,079,192	676,057,534	540,693,841
Diluted	676,722,999	541,079,192	676,057,534	540,693,841

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2021	December 31, 2020
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$2	$13
Accounts receivable, net	408	368
Derivative assets	132	241
Other current assets	51	49
Total current assets	593	671
Natural gas and oil properties, using the full cost method	27,796	27,261
Other	496	523
Less: Accumulated depreciation, depletion and amortization	(23,846)	(23,673)
Total property and equipment, net	4,446	4,111
Operating lease assets	147	163
Deferred tax assets	—	—
Other long-term assets	208	215
Total long-term assets	355	378
TOTAL ASSETS	$5,394	$5,160
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$207	$—
Accounts payable	653	573
Taxes payable	62	74
Interest payable	57	58
Derivative liabilities	901	245
Current operating lease liabilities	41	42
Other current liabilities	23	20
Total current liabilities	1,944	1,012
Long-term debt	2,814	3,150
Long-term operating lease liabilities	104	117
Long-term derivative liabilities	355	183
Pension and other postretirement liabilities	33	45
Other long-term liabilities	162	156
Total long-term liabilities	3,468	3,651
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 721,372,443 shares as of June 30, 2021 and 718,795,700 shares as of December 31, 2020	7	7
Additional paid-in capital	5,104	5,093
Accumulated deficit	(4,892)	(4,363)
Accumulated other comprehensive loss	(35)	(38)
Common stock in treasury, 44,353,224 shares as of June 30, 2021 and December 31, 2020	(202)	(202)
Total equity	(18)	497
TOTAL LIABILITIES AND EQUITY	$5,394	$5,160

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the six months ended
	June 30,
(in millions)	2021	2020
Cash Flows From Operating Activities:
Net loss	$(529)	$(2,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	196	197
Amortization of debt issuance costs	4	4
Impairments	—	2,134
Deferred income taxes	—	408
(Gain) loss on derivatives, unsettled	941	(17)
Stock-based compensation	2	2
Gain on early extinguishment of debt	—	(35)
Other	1	—
Change in assets and liabilities:
Accounts receivable	(40)	94
Accounts payable	75	(121)
Taxes payable	(12)	(11)
Interest payable	—	(1)
Inventories	3	6
Other assets and liabilities	(24)	21
Net cash provided by operating activities	617	254

Cash Flows From Investing Activities:
Capital investments	(493)	(472)
Proceeds from sale of property and equipment	2	2
Other	(1)	—
Net cash used in investing activities	(492)	(470)

Cash Flows From Financing Activities:
Payments on long-term debt	—	(72)
Payments on revolving credit facility	(1,782)	(919)
Borrowings under revolving credit facility	1,650	1,221
Change in bank drafts outstanding	—	(8)
Debt issuance/amendment costs	(1)	—
Cash paid for tax withholding	(3)	(1)
Net cash provided by (used in) financing activities	(136)	221

Increase (decrease) in cash and cash equivalents	(11)	5
Cash and cash equivalents at beginning of year	13	5
Cash and cash equivalents at end of period	$2	$10

Hedging Summary
A detailed breakdown of derivative financial instruments and financial basis positions as of June 30, 2021, including the remainder of 2021 and excluding those positions that settled in the first and second quarter, is shown below. Please refer to the Company’s quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural gas
2021
Fixed price swaps	103	$2.80	$—	$—	$—
Two-way costless collars	140	—	—	2.62	2.97
Three-way costless collars	153	—	2.18	2.51	2.86
Total	396
2022
Fixed price swaps	268	$2.72	$—	$—	$—
Two-way costless collars	125	—	—	2.65	3.04
Three-way costless collars	333	—	2.06	2.51	2.94
Total	726
2023
Fixed price swaps	23	$2.70	$—	$—	$—
Two-way costless collars	34	—	—	2.50	2.72
Three-way costless collars	215	—	2.09	2.54	3.00
Total	272
2024
Three-way costless collars	11	$—	$2.25	$2.80	$3.54

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)

Q3 2021
Dominion South	40	$(0.65)
TCO	28	$(0.51)
TETCO M3	27	$(0.47)
Total	95	$(0.55)
Q4 2021
Dominion South	28	$(0.63)
TCO	18	$(0.49)
TETCO M3	25	$0.06
Total	71	$(0.36)
2022
Dominion South	118	$(0.59)
TCO	71	$(0.49)
TETCO M3	72	$0.01
Total	261	$(0.40)

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
	(MBbls)	Swaps	Puts	Puts	Calls
Oil
2021
Fixed price swaps	1,739	$50.10	$—	$—	$—
Two-way costless collars	92	—	—	37.50	45.50
Three-way costless collars	1,152	—	39.22	49.05	54.35
Total	2,983
2022
Fixed price swaps	3,203	$53.54	$—	$—	$—
Three-way costless collars	1,380	—	39.89	50.23	57.05
Total	4,583
2023
Fixed price swaps	846	$55.98	$—	$—	$—
Three-way costless collars	1,268	—	33.97	45.51	56.12
Total	2,114
2024
Fixed price swaps	54	$53.15	$—	$—	$—
Ethane
2021
Fixed price swaps	3,284	$7.64	$—	$—	$—
Two-way costless collars	294	—	—	7.14	10.40
Total	3,578
2022
Fixed price swaps	2,362	$8.97	$—	$—	$—
Two-way costless collars	135	—	—	7.56	9.66
Total	2,497
Propane
2021
Fixed price swaps	4,261	$24.00	$—	$—	$—
2022
Fixed price swaps	4,092	$25.90	$—	$—	$—
Three-way costless collars	305	—	16.80	21.00	31.92
Total	4,397
Normal Butane
2021
Fixed price swaps	1,245	$29.04	$—	$—	$—
2022
Fixed price swaps	1,295	$29.16	$—	$—	$—
Natural Gasoline
2021
Fixed price swaps	1,281	$43.58	$—	$—	$—
2022
Fixed price swaps	1,201	$45.76	$—	$—	$—

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)
Adjusted net income (loss):
Net income (loss)	$(609)	$(880)	$(529)	$(2,427)
Add back (deduct):
Merger-related expenses	3	—	4	—
Restructuring charges	1	2	7	12
Impairments	—	655	—	2,134
(Gain) loss on unsettled derivatives	772	229	941	(17)
Gain on early extinguishment of debt	—	(7)	—	(35)
Other (gain) loss	1	(1)	—	(1)
Adjustments due to discrete tax items (1)	141	207	123	881
Tax impact on adjustments	(180)	(206)	(221)	(492)
Adjusted net income (loss)	$129	$(1)	$325	$55
(1)2020 primarily relates to the recognition of a valuation allowance. The Company expects its 2021 income tax rate to be 23.2% before the impacts of any valuation allowance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted diluted earnings (loss) per share:
Diluted earnings (loss) per share	$(0.90)	$(1.63)	$(0.78)	$(4.49)
Add back (deduct):
Merger related expenses	0.00	—	0.01	—
Restructuring charges	0.00	0.01	0.01	0.02
Impairments	—	1.21	—	3.95
(Gain) loss on unsettled derivatives	1.14	0.42	1.38	(0.03)
Gain on early extinguishment of debt	—	(0.01)	—	(0.07)
Other (gain) loss	0.00	(0.00)	—	(0.00)
Adjustments due to discrete tax items (1)	0.21	0.38	0.18	1.63
Tax impact on adjustments	(0.26)	(0.38)	(0.32)	(0.91)
Adjusted diluted earnings (loss) per share	$0.19	$(0.00)	$0.48	$0.10
(1)2020 primarily relates to the recognition of a valuation allowance. The Company expects its 2021 income tax rate to be 23.2% before the impacts of any valuation allowance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash flow:	(in millions)
Net cash provided by operating activities	$270	$94	$617	$254
Add back (deduct):
Changes in operating assets and liabilities	(2)	(9)	(2)	12
Merger related expenses	3	—	4	—
Restructuring charges	1	2	7	12
Net cash flow	$272	$87	$626	$278

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA:	(in millions)
Net income (loss)	$(609)	$(880)	$(529)	$(2,427)
Add back (deduct):
Interest expense	30	22	61	41
Provision (benefit) for income taxes	—	—	—	406
Depreciation, depletion and amortization	100	84	196	197
Merger related expenses	3	—	4	—
Restructuring charges	1	2	7	12
Impairments	—	655	—	2,134
(Gain) loss on unsettled derivatives	772	229	941	(17)
Gain on early extinguishment of debt	—	(7)	—	(35)
Other (gain) loss	1	—	—	(1)
Stock based compensation expense	2	1	2	2
Adjusted EBITDA	$300	$106	$682	$312

June 30, 2021
Net debt:	(in millions)
Total debt (1)	$3,039
Subtract:
Cash and cash equivalents	(2)
Net debt	$3,037
(1)Does not include $19 million of unamortized debt discount and issuance expense.

June 30, 2021
Net debt to Adjusted EBITDA:	(in millions)
Net debt	$3,037
Adjusted EBITDA (1)	$1,169
Net debt to Adjusted EBITDA	2.6x
(1)Adjusted EBITDA of $1,169 million for the twelve months ended June 30, 2021 includes $57 million of adjusted EBITDA generated by Montage Resources prior to November 2020 acquisition.